Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS IMPROVED 2Q ADJUSTED NET INCOME; NARROWS

FY11 GUIDANCE TO $5.50-$6.00 EPS BEFORE ENGINEERING

INTEGRATION COSTS

Stronger Industry Demand and Company Expansion Set Pace to Hit FY11 Guidance

WARRENVILLE, Ill. (June 7) – Navistar International Corporation (NYSE: NAV) today reported adjusted net income for the second quarter, ended April 30, 2011, of $80 million, equal to $1.02 diluted earnings per share, resulting from stronger industry demand and company expansion. Including the engineering integration costs, reported net income attributable to Navistar International Corporation for the 2011 second quarter was $74 million, equal to $0.93 diluted earnings per share. The company continues to execute its strategic plan and is well positioned to achieve fiscal year 2011 guidance.

“The second quarter results represent good earnings and strong cash flow from operations while building to deliver to our 2011 and beyond objectives,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “We continue to see increasing customer acceptance of all our engine and vehicle families, confirming we have the right strategy in place and that we will deliver full year results toward the higher side of our previous guidance.”

Included in the above second-quarter earnings were $19 million in equity losses from start-up costs related to the company’s separate joint ventures with NC2 and Mahindra. The company continues to implement its global business strategy and, through its NC2 and Mahindra joint ventures, is producing and selling commercial truck products in India, Brazil, South Africa and Australia.

Built around second quarter results and the outlook for the remainder of the year, Navistar tightened its forecasted adjusted net income attributable to Navistar International Corporation for fiscal year ending Oct. 31, 2011, to be between $427 million and $465 million, equal to $5.50 to $6.00 diluted earnings per share, excluding transition costs associated with the integration of the truck and engine engineering operation. Additionally, the company confirmed its full year forecast for manufacturing cash of $1.43 billion.

“In the second quarter, our growth strategy continued to unfold as we introduced a number of products to the market place,” said Ustian. “Our core business has seen an increase in volume and our military and service parts continue to deliver strong results. We also delivered solid results while investing in our future and growing globally.”

Navistar earned $43 million, equal to $0.60 diluted earnings per share in the year-ago second quarter. Sales and revenues for the 2011 second quarter were $3.4 billion, compared with $2.7 billion in the year-ago second quarter.

Sales and revenues for the 2011 six months were $6.1 billion, compared with $5.6 billion in the year-ago six months. For the six months ended April 30, 2011, adjusted net income attributable to Navistar International Corporation was $94 million, equal to $1.22 diluted earnings per share, excluding the impact of engineering integration costs. Including the engineering integration costs, reported net income attributable to Navistar International Corporation for the 2011 six months was $68 million, equal to $0.87 diluted earnings per share.

For the six months ended April 30, 2010, adjusted earnings were $45 million, equal to $0.62 diluted earnings per share, excluding the impact of benefits from the Ford restructuring and related activity. Including the restructuring benefit, six months 2010 reported earnings were $62 million, equal to $0.86 diluted earnings per share.

Summary Financial Results:

	Second Quarter		Six Months
	2011	2010	2011	2010
		(Revised)(A)		(Revised)(A)
(Dollars in Millions, except per share data)
Sales and revenues, net	$3,355	$2,743	$6,098	$5,552

Segment Results:

Truck	92	76	124	111

Engine	2	15	(6)	69

Parts	74	58	130	137

Manufacturing segment profit(B)	$168	$149	$248	$317

Income before taxes	$93	$46	$99	$86

Net income attributable to Navistar International Corporation	74	43	68	62
Diluted earnings per share attributable to Navistar International Corporation	0.93	0.60	0.87	0.86
Adjusted net income attributable to Navistar International Corporation(B)	80	43	94	45
Adjusted diluted earnings per share attributable to Navistar International Corporation(B)	1.02	0.60	1.22	0.62

(A)	Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, of our Form 10Q for additional information.
(B)	Non-GAAP measure, see SEC Regulation G Non-GAAP Reconciliation for additional information.

Segment Results

Truck — For the second quarter ended April 30, 2011, the truck segment realized a profit of $92 million, compared with a year-ago second-quarter profit of $76 million. Worldwide chargeouts were up on a stronger industry, while Navistar continues to introduce new products such as the International® TerraStar®.

The increase in second-quarter revenues was driven by higher commercial volumes, favorable pricing due to the use of 2010 emissions-compliant engines and increased military revenue associated with Mine Resistant Ambush Protected (MRAP) vehicle deliveries. Improvements in the core operations were partially offset by increased commodity pressures and fuel prices of approximately $30 million. Additionally, 2010 second-quarter profits included $30 million of value added tax recovery in Brazil.

Engine — The engine segment saw improved intercompany sales, mainly from the big bore product, a commercial truck industry recovery, and growth in rest-of-world OEM markets, such as Brazil. Segment profitability quarter-over-quarter decreased primarily due to increased engineering and warranty costs on legacy products. However, Navistar’s 2010 product launch quality is superior to previous product introductions.

Parts — The parts segment continues to deliver solid profits, which is reflective of improved overall truck market share and an expanded engine product offering.

Financial Services — The financial services segment earned $40 million in the second quarter of 2011 compared to $16 million in the second quarter of 2010. This growth in earnings is due to an improvement in retail portfolio quality that resulted in a $14 million decrease in provision for loan losses, as well as the benefit of lower borrowing costs on more than $1 billion in retail debt refinancings.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2011	2010	2011	2010
(in millions, except per share data)		(Revised)(A)		(Revised)(A)
Sales and revenues
Sales of manufactured products, net	$3,298	$2,690	$5,991	$5,448
Finance revenues	57	53	107	104

Sales and revenues, net	3,355	2,743	6,098	5,552

Costs and expenses
Costs of products sold	2,701	2,189	4,900	4,451
Restructuring charges (benefit)	2	3	24	(14)
Selling, general and administrative expenses	354	359	672	695
Engineering and product development costs	137	116	266	225
Interest expense	62	64	125	131
Other income, net	10	47	21	41

Total costs and expenses	3,246	2,684	5,966	5,447
Equity in loss of non-consolidated affiliates	16	13	33	19

Income before income tax benefit (expense)	93	46	99	86
Income tax benefit (expense)	(5)	10	(5)	2

Net income	88	56	94	88
Less: Net income attributable to non-controlling interests	14	13	26	26

Net income attributable to Navistar International Corporation	$74	$43	$68	$62

Earnings per share attributable to Navistar International Corporation:
Basic	$1.01	$0.61	$0.93	$0.87
Diluted	0.93	0.60	0.87	0.86
Weighted average shares outstanding:
Basic	73.0	71.4	72.8	71.3
Diluted	78.6	72.8	77.3	72.4

(A)	Starting with the first quarter of 2011, the company changed its method of accruing for certain incentive compensation specifically relating to cash bonuses for interim reporting purposes from a ratable method to a performance-based method. The company believes that the performance-based method is preferable because it links the accrual of incentive compensation with the achievement of performance. We have revised our previously reported Consolidated Statement of Operations for the three and six months ended April 30, 2010 and our Consolidated Statement of Stockholders’ Deficit, and Condensed Consolidated Statement of Cash Flows for the six months ended April 30, 2010 on a retrospective basis to reflect this change in principle based on information that would have been available as of our previous filing. The change will have no impact on our annual financial results. See Note 1, Summary of significant accounting policies of our Form 10Q for additional information.

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	April 30, 2011	October 31, 2010
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$390	$585
Marketable securities	738	586
Trade and other receivables, net	997	987
Finance receivables, net	1,983	1,770
Inventories	1,721	1,568
Deferred taxes, net	90	83
Other current assets	281	256

Total current assets	6,200	5,835
Restricted cash and cash equivalents	188	180
Trade and other receivables, net	100	44
Finance receivables, net	948	1,145
Investments in non-consolidated affiliates	103	103
Property and equipment (net of accumulated depreciation and amortization of $2,019 and $1,928, at the respective dates)	1,486	1,442
Goodwill	337	324
Intangible assets (net of accumulated amortization of $140 and $124, at the respective dates)	280	262
Deferred taxes, net	20	63
Other noncurrent assets	304	332

Total assets	$9,966	$9,730

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,370	$632
Accounts payable	1,907	1,827
Other current liabilities	1,104	1,130

Total current liabilities	4,381	3,589
Long-term debt	3,453	4,238
Postretirement benefits liabilities	2,015	2,097
Deferred taxes, net	94	142
Other noncurrent liabilities	703	588

Total liabilities	10,646	10,654
Redeemable equity securities	5	8
Convertible debt	84	—
Stockholders’ deficit
Series D convertible junior preference stock	3	4
Common stock ($0.10 par value per share, 220.0 and 110.0 shares authorized at the respective dates, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,154	2,206
Accumulated deficit	(1,810)	(1,878)
Accumulated other comprehensive loss	(1,056)	(1,196)
Common stock held in treasury, at cost (3.1 and 3.6 shares, at the respective dates)	(110)	(124)

Total stockholders’ deficit attributable to Navistar International Corporation	(812)	(981)
Stockholders’ equity attributable to non-controlling interests	43	49

Total stockholders’ deficit	(769)	(932)

Total liabilities and stockholders’ deficit	$9,966	$9,730

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	(Revised)(A)	(Revised)(A)
	Six Months Ended April 30,
	2011	2010
(in millions)		(Revised)(A)
Cash flows from operating activities
Net income	$94	$88
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	143	132
Depreciation of equipment leased to others	18	26
Deferred taxes	(5)	11
Amortization of debt issuance costs and discount	22	20
Stock-based compensation	31	16
Provision for doubtful accounts, net of recoveries	(2)	34
Equity in loss of non-consolidated affiliates, net of dividends	35	22
Other non-cash operating activities	7	34
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	(117)	(117)

Net cash provided by operating activities	226	266

Cash flows from investing activities
Purchases of marketable securities	(721)	(663)
Sales or maturities of marketable securities	569	488
Net change in restricted cash and cash equivalents	(8)	201
Capital expenditures	(185)	(78)
Purchase of equipment leased to others	(23)	(25)
Proceeds from sales of property and equipment	23	6
Investments in non-consolidated affiliates	(27)	(59)
Proceeds from sales of affiliates	6	3
Acquisition of intangibles	(7)	(11)
Business acquisitions, net of cash received	(1)	(2)

Net cash used in investing activities	(374)	(140)

Cash flows from financing activities
Proceeds from issuance of securitized debt	348	245
Principal payments on securitized debt	(334)	(536)
Proceeds from issuance of non-securitized debt	61	557
Principal payments on non-securitized debt	(64)	(728)
Net decrease in notes and debt outstanding under revolving credit facilities	(12)	(281)
Principal payments under financing arrangements and capital lease obligations	(48)	(43)
Debt issuance costs	(5)	(22)
Proceeds from exercise of stock options	28	14
Dividends paid by subsidiaries to non-controlling interest	(32)	(33)

Net cash used in financing activities	(58)	(827)

Effect of exchange rate changes on cash and cash equivalents	11	(3)

Decrease in cash and cash equivalents	(195)	(704)
Cash and cash equivalents at beginning of period	585	1,212

Cash and cash equivalents at end of the period	$390	$508

(A)	Starting with the first quarter of 2011, the company changed its method of accruing for certain incentive compensation specifically relating to cash bonuses for interim reporting purposes from a ratable method to a performance-based method. The company believes that the performance-based method is preferable because it links the accrual of incentive compensation with the achievement of performance. We have revised our previously reported Consolidated Statement of Operations for the three and six months ended April 30, 2010 and our Consolidated Statement of Stockholders’ Deficit, and Condensed Consolidated Statement of Cash Flows for the six months ended April 30, 2010 on a retrospective basis to reflect this change in principle based on information that would have been available as of our previous filing. The change will have no impact on our annual financial results. See Note 1, Summary of significant accounting policies of our Form 10Q for additional information.

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income tax expense. Our results for interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
Three Months Ended April 30, 2011
External sales and revenues, net	$2,262	$524	$512	$57	$—	$3,355
Intersegment sales and revenues(B)	9	431	50	26	(516)	—

Total sales and revenues, net	$2,271	$955	$562	$83	$(516)	$3,355

Net income (loss) attributable to NIC	$92	$2	$74	$40	$(134)	$74
Income tax expense	—	—	—	—	5	5

Segment profit (loss)(B)(C)	$92	$2	$74	$40	$(129)	$79

Depreciation and amortization	$38	$30	$3	$6	$4	$81
Interest expense	—	—	—	26	36	62
Equity in income (loss) of non-consolidated affiliates	(17)	(2)	3	—	—	(16)
Capital expenditures(D)	22	52	3	—	13	90

Three Months Ended April 30, 2010 (Revised)(E)
External sales and revenues, net	$1,847	$444	$399	$53	$—	$2,743
Intersegment sales and revenues	—	233	48	23	(304)	—

Total sales and revenues, net	$1,847	$677	$447	$76	$(304)	$2,743

Net income attributable to NIC	$76	$15	$58	$16	$(122)	$43
Income tax benefit	—	—	—	—	10	10

Segment profit (loss)(C)	$76	$15	$58	$16	$(132)	$33

Depreciation and amortization	$40	$27	$2	$7	$3	$79
Interest expense	—	—	—	29	35	64
Equity in income (loss) of non-consolidated affiliates	(11)	(2)	—	—	—	(13)
Capital Expenditures	24	11	2	—	2	39

Six Months Ended April 30, 2011
External sales and revenues, net	$4,053	$980	$958	$107	$—	$6,098
Intersegment sales and revenues(B)	18	758	99	49	(924)	—

Total sales and revenues, net	$4,071	$1,738	$1,057	$156	$(924)	$6,098

Net income attributable to NIC	$124	$(6)	$130	$72	$(252)	$68
Income tax expense	—	—	—	—	5	5

Segment profit (loss)(B)(C)	$124	$(6)	$130	$72	$(247)	$73

Depreciation and amortization	$75	$59	$5	$13	$9	$161
Interest expense	—	—	—	56	69	125
Equity in income (loss) of non-consolidated affiliates	(35)	(2)	4	—	—	(33)
Capital expenditures(D)	38	84	4	—	59	185

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
Six Months Ended April 30, 2010 (Revised)(E)
External sales and revenues, net	$3,563	$1,069	$816	$104	$—	$5,552
Intersegment sales and revenues(B)	1	429	98	47	(575)	—

Total sales and revenues, net	$3,564	$1,498	$914	$151	$(575)	$5,552

Net income attributable to NIC	$111	$69	$137	$28	$(283)	$62
Income tax expense	—	—	—	—	2	2

Segment profit (loss)(B)(C)	$111	$69	$137	$28	$(285)	$60

Depreciation and amortization	$80	$53	$3	$15	$7	$158
Interest expense	—	—	—	61	70	131
Equity in income (loss) of non-consolidated affiliates	(18)	(2)	1	—	—	(19)
Capital expenditures(D)	34	34	4	1	5	78

As of April 30, 2011
Segment assets	$2,623	$1,820	$725	$3,553	$1,245	$9,966
As of October 31, 2010
Segment assets	2,457	1,715	811	3,497	1,250	9,730

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $82 million and $153 million for the three and six months ended April 30, 2011, respectively, and $65 million and $135 million for the three and six months ended April 30, 2010, respectively.
(B)	Beginning in the second quarter of 2011, certain purchases from the Engine segment by the Parts segment are recorded at market-based pricing. All other intersegment purchases from the Truck and Engine by the Parts segment continue to be recorded at standard production cost. The effect of this change did not have a material impact on our segment reporting.
(C)	In the first quarter of 2011, we began allocating gains and losses on commodities derivatives to the segment to which the underlying commodities relate. Previously, the impacts of commodities derivatives were not material and were recorded within Corporate.
(D)	Exclusive of purchase of equipment leased to others.
(E)	Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies of our Form 10Q for additional information.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below of adjusted net income and adjusted diluted earnings per share attributable to Navistar International Corporation, manufacturing segment profit, and adjusted manufacturing segment profit are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We believe manufacturing segment profit, which includes the segment profits of our Truck, Engine, and Parts reporting segments, provides meaningful information of our core manufacturing business and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliation, and to provide an additional measure of performance.

In addition, we believe that adjusted net income and adjusted diluted earnings per share attributable to Navistar International Corporation and manufacturing segment profit excluding engineering integration costs and certain restructuring costs, which are not considered to be part of our ongoing business, improves the comparability of year to year results and is representative of our underlying performance. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Adjusted net income and diluted earnings per share attributable to Navistar International Corporation reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
	2011	2010	2011	2010
		Revised(A)		Revised(A)
(in millions, except per share data)
Net income attributable to Navistar International Corporation	$74	$43	$68	$62
Plus:
Engineering integration costs(B)	6	—	26	—
Ford restructuring and related charges (benefits)(C)	—	—	—	(17)

Adjusted net income attributable to Navistar International Corporation	$80	$43	$94	$45

Diluted earnings per share attributable to Navistar International Corporation	$0.93	$0.60	$0.87	$0.86
Effect of adjustments on diluted earnings per share attributable to Navistar International Corporation	0.09	—	0.35	(0.24)

Adjusted diluted earnings per share attributable to Navistar International Corporation	$1.02	$0.60	$1.22	$0.62

Diluted weighted shares outstanding(C)	78.6	72.8	77.3	72.4

Manufacturing segment profit and adjusted manufacturing segment profit reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
	2011	2010	2011	2010
		Revised(A)		Revised(A)
(in millions, except per share data)
Net income (loss) attributable to Navistar International Corporation	$74	$43	$68	$62
Less:
Financial services segment profit	40	16	72	28
Corporate and eliminations	(129)	(132)	(247)	(285)
Income taxes	(5)	10	(5)	2

Manufacturing segment profit	$168	$149	$248	$317
Plus:
Engineering integration costs(A)	3	—	21	—
Ford restructuring and related charges (benefits)(B)	—	—	—	(17)

Adjusted manufacturing segment profit	$171	$149	$269	$300

(A)	Net income attributable to Navistar International Corporation has been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies of our Form 10Q for additional information.
(B)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations as well as the move of our world headquarters. Engineering integration costs include restructuring charges for activities at our Fort Wayne facility of $1 million and $19 million for the three and six months ended April 30, 2011, respectively. The restructuring charges recorded are based on restructuring plans that have been committed to by management and are, in part, based upon management’s best estimates of future events. Changes to the estimates may require future adjustments to the restructuring liabilities. We also incurred an additional $5 million and $7 million of other related costs for the three and six months ended April 30, 2011, respectively. Operations included in our manufacturing segment recognized $4 million and $21 million of engineering integration costs for the three and six months ended April 30, 2011, respectively. We continue to develop plans for efficient transitions related to these activities and the optimization of our operations and management structure. For fiscal 2011, we expect to incur approximately $50 million of additional charges related to these activities.
(C)	In the first quarter of 2010, the Company recognized $17 million of restructuring benefits related to restructuring activity at our IEP and ICC locations. The restructuring benefit primarily related to the settlement of a portion of our other contractual costs for $16 million within the restructuring liability. The charges were included in Restructuring charges in our Engine segment.

Fiscal 2011 guidance: adjusted net income and diluted earnings per share attributable to Navistar International Corporation reconciliation:

	Lower	Upper
(Dollars in Millions, except per share data)
Net income attributable to Navistar International Corporation	$350	$388
Plus: Engineering integration costs(A)	77	77

Adjusted net income attributable to Navistar International Corporation	$427	$465

Diluted earnings per share attributable to Navistar International Corporation	$4.50	$5.00
Effect of adjustments on diluted earnings per share attributable to Navistar International Corporation	1.00	1.00

Adjusted diluted earnings per share attributable to Navistar International Corporation	$5.50	$6.00

Approximate diluted weighted shares outstanding(B)	77.6	77.6

Fiscal 2011 guidance: manufacturing segment profit and adjusted manufacturing segment profit reconciliation:

	Lower	Upper
(Dollars in Millions)
Net income (loss) attributable to Navistar International Corporation	$350	$388
Less: Financial services segment profit, Corporate and eliminations, and income taxes	(578)	(615)

Manufacturing segment profit	928	1,003
Plus: Engineering integration costs(A)	67	67

Adjusted manufacturing segment profit	$995	$1,070

(A)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations as well as the move of our world headquarters. We continue to develop plans for efficient transitions related to these activities and the optimization of our operations and management structure. We expect to incur approximately $77 million of engineering integration costs in fiscal 2011 with approximately $67 million of the costs to be recognized by our manufacturing segment and approximately $10 million of corporate charges.
(B)	Approximate diluted weighted shares outstanding based on assumed average share price of $65 per share during the period.